Exhibit 23.2
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements 333-71476 and 333-95327 on Forms S-8 of our report relating to the financial statements and financial statement schedule of Herley Industries, Inc. dated October 14, 2004, appearing in this Annual Report on Form 10-K of Herley Industries, Inc. for the year ended July 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Baltimore, Maryland
October 28, 2005